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                                                                EXHIBIT 10.38

                                 LEASE AGREEMENT

THIS AGREEMENT OF LEASE made this 25th day of September, 2000 by and between L.A. Avenue of the Arts ("Landlord"), and On-Site Sourcing Inc. ("Tenant").

                                  WITNESSETH

Landlord and Tenant, in consideration of the mutual covenants herein contained, and other goods and valuable consideration, receipt of which is hereby acknowledged, agree as follows:

1. PREMISES Landlord hereby demises and leases to Tenant on the terms and conditions hereinafter set forth, and Tenant hereby leases from Landlord in its present "as is" condition, all that certain 10,606 square feet (more of less) of mezzanine space located at 1346 Chestnut Street, Philadelphia, Pennsylvania and any and all improvements and fixtures therein contained (hereinafter collectively referred to as "Premises"). Tenant and its invitees shall also have the right to use and enjoy all roadways, walkways, parking areas, accesses, all facilities contained therein and common areas, adjoining, appurtenant to or serving the Premises.

2. TERM

            A. Initial Term. This Lease ("Initial Term") shall commence upon the earlier of 11/1/00 or substantial completion ("Lease Commencement Date") for a term of 10 years, unless sooner terminated by an Event of Default or Early Termination as described hereinafter. Tenant will be entitled to one day free rent for each day the Premises is delivered to Tenant after 11/8/00.

3. RENT

      A. Minimum Annual Rent. Commencing with the Rental Commencement Date and continuing for the balance of the term hereof, Tenant shall pay to Landlord on the first day of each month Minimum Rent of:

            (i)   Years 1-2   @ $12.50/SF, or $11,048/mo.
            (ii)  Years 3-4   @ $13.50/SF, or $11,932/mo.
            (iii) Years 5-8   @ $13.75/SF, or $12,153/mo.
            (iv)  Years 9-10  @ $14.00/SF, or $12,374/mo.

            (v) The Landlord hereby acknowledges, except as described later in this document, responsibility for payment of all real estate taxes and building insurance associated with the occupation of the Premises by the Tenant. The Tenant hereby acknowledges responsibility for payment of Use & Occupancy Tax, electric, heat and air conditioning serving the Premises.

      B. Additional Rent. In addition to the Minimum Rent described herein, all sums which may become due by reason of the failure of Tenant to comply with any of the terms, covenants and conditions of this Lease to be kept and observed by Tenant, and any and all damages, costs and expenses (including, without limitation thereto, reasonable attorney's fees) which Landlord may suffer or incur by reason of any default of Tenant and any damages to the Premises caused by any act or omission by Tenant shall be considered Additional Rent hereunder.

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      C. Payment of the Minimum Rent and Additional Rent. All Minimum Rent and
Additional Rent due under this Lease shall be due and payable and without any set off or deduction whatsoever, on the first day of each month without demand therefore and nothing herein shall be deemed to suspend or authorize delay in the payment of any sum due Landlord by Tenant at the time the same becomes due and payable under this Lease.

      D. Should Landlord pay any monies or incur any expenses, after providing Tenant with fifteen (15) days prior written notice to cure, in correction of any violation of any covenant or obligation of Tenant herein set forth, the amounts so paid or incurred shall be payable by tenant within thirty (30) days after demand therefore.

      E. Tenant covenants and agrees that all sums to be paid under this Lease, if not paid when due, shall not bear interest on the unpaid portion thereof. However, should Tenant fail to pay any sum to be paid by Tenant hereunder, Landlord may impose a late charge in the amount of six percent (6%) of the sum due to help defray the administrative costs involved, except that no late charge shall be imposed for payment of the minimum rent unless Tenant pays after the fifth day. All obligations hereunder shall survive the expiration or termination of this Lease.

      F. Notwithstanding any terms to the contrary, Minimum Rent for the initial term and/or option term (if applicable) and Additional Rent payable under this Lease Agreement shall be approximately adjusted for a partial period at the beginning and end of the term hereof on a per diem basis (calculated on a 30-day month).

      G. Tenant shall, without prior notice or demand and without any setoff or deduction whatsoever, pay all Minimum Rent and Additional Rent and any and all other charges to Landlord at Landlord's regular business office as set forth herein, or at such other place as shall be designated by Landlord in writing.

      H. Early Termination - Tenant may terminate the lease at the end of 5 years, provided that written notice is given to Landlord by 5/1/2005 and a termination fee of $55,000 is paid to Landlord by 7/1/2005.

4. PERMITTED USE Tenant shall continually use and occupy the Premises for the operation of general office use and documentation management.

5. INSURANCE AND INDEMNIFICATION of LANDLORD

      A. Insurance. It is the intention of Landlord and Tenant that the Minimum Rent is inclusive of real estate taxes and exclusive of utilities in connection with the Premises. However, throughout the Initial Term of this Lease and any applicable option term (where applicable) or extension hereof, Tenant shall, at its sole expense, obtain and maintain in force the following insurance policies:

            (i) Comprehensive general liability insurance against claims for personal injury, death or property damage occurring in or about the Premises. Such insurance shall afford protection to the limit of not less than $250,000 with respect to injury or death to a single person; to the limit of not less than $1,000,000 with respect to any one accident; and to a limit of not less than $100,000 with respect to property damage.

            (ii) Fire insurance, with extended coverage, equal to the replacement cost of the fixtures, furniture and equipment contained in the Premises.

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            (iii) Public liability insurance with a limit of not less than
$1,000,000 in the case of injury or death to one or more than one person in any on occurrence and with limits of not less than $250,000 in the case of property damage.

            All such policies of insurance shall be placed by Tenant with insurance companies acceptable to Landlord and naming as insured's Landlord and Tenant and, upon request, any other party named by Landlord, and containing an express waiver of any right of subrogation against Landlord and any other named insured's designated by landlord. Prior to the date Tenant first enters upon the Premises, Tenant will deposit the policy or policies of such insurance, or certificate thereof, with Landlord, with evidence of payment of premiums. Each policy shall contain a clause whereby the insurer agrees to provide to the named insured's at least ten (10) days notice by certified mail to Landlord of any cancellation or change affecting the coverage or protection of Landlord hereunder. Landlord may require increased limits if appropriate to protect its interest in the Premises at any time.

      B. Indemnification. Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability, cost and expense in connection with loss of life, personal injury or damage to property occurring in or on its Premises wholly or in part by any act or omission of Tenant, its agents, contractors, customers or employees.

      C. Fire and Other Insured Casualty Loss. Notwithstanding any terms to the contrary contained in this Lease, the parties agree that in the event the Premises or its contents are damaged or destroyed by fire or other insured casualty, the rights, if any, of either party against the other with respect to such damage or destruction are waived to the extent that loss is insured and said insurance is in full force and effect and recovery is obtained therefore. In the event Tenant is not responsible for the Premises or its contents being damaged or destroyed by fire or other casualty caused

6. AFFIRMATIVE COVENANTS of TENANT Tenant covenants and agrees without demand or notice to:

      A. Pay the Minimum and Additional Rent on the days and times and at the place that the same are made payable.

      B. Maintain and repair the Premises, reasonable wear and tear and damage by accidental fire or other casualty not caused by Tenant or its servants, agents, employees or invitees, excepted.

      C. Comply with any and all requirements of any public authorities, and with the terms of any Federal, State or local statute, ordinance or regulation applicable to Tenant or its use of the Premises, and shall save Landlord harmless from penalties, fines, costs or damages results from Tenant's failure to do so. Landlord will likewise save the Tenant harmless from same.

      D. Take every reasonable precaution against fire or other casualty loss.

      E. Tenant agrees to surrender the Premises in the same condition, with the exception of normal wear and tear, in which Tenant has herein agreed to keep the same during the Initial Term or any extension of this Lease.

      F. Give to Landlord prompt written notice of any accident, fire or damage occurring on or about the Premises.

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      G. Keep the areas in or about the Premises clean and free from rubbish or obstruction, orderly, sanitary and free from objectionable odors and insects, vermin and other pests; at Tenant's expense use such extermination contractor at such intervals as Landlord may reasonably require.

7. NEGATIVE COVENANTS of TENANT Tenant shall not, without Landlord's prior written consent:

      A. Occupy the Premises in any other manner or for any permitted use other than as herein set forth.

      B. Use or operate any machinery or equipment that, in Landlord's reasonable opinion, is harmful to the Premises or any building, structure or improvement thereon. Attached as Exhibit "B" is a description of the machinery and equipment Landlord deems acceptable effective the commencement date of this Lease. Landlord shall have the right to disallow machinery and equipment that poses a risk to the Building.

      C. Place any weights in any portion of the Premises, which are in the Landlord's reasonable opinion, are beyond the safe carrying capacity of any structure in, on or about the Premises.

      D. Do or suffer to be done any act, matter or thing or employ any person as a result of which the fire insurance or other insurance now in force or hereafter to be placed on the Premises, or any part thereof, or on any of the buildings of the Premises, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than that contemplated herein, or carry or have any hazardous or industrial waste, or contaminated substances or explosive matter of any kind in and about the Premises.

      E. Remove, attempt to remove or manifest an intention to remove Tenant's goods or property, from or out of the Premises other than in the ordinary course of Tenant's business, without having first paid and satisfied landlord for all rent which may become due during the Initial Term or any extension of this Lease.

      F. Commit or suffer to be committed any nuisance in or about the Premises.

      G. Intentionally left blank.

      H. Enter into any service or other contracts which fail to provide that any such contract(s) shall be terminable at will or shall expire concomitantly with the termination and expiration of this Lease.

8. ASSIGNING, MORTGAGING and SUBLETTING Tenant shall not be permitted to assign, mortgage, pledge or encumber this Lease, in whole or in part, or sublet the whole or any part of the Premises, or permit the use of the whole or any part of the Premises by any licensee or concessionaire, without in each and every instance first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event of any subletting, licensing or granting of a concession, Tenant will split 50/50 with Landlord any and all profits, after commissions, legal fees and other costs associated with said event. Tenant will nevertheless remain liable for the performance of all of the terms, conditions, and covenants of this Lease. Any permitted assignment or subletting shall be by agreement in form and content acceptable to Landlord. Landlord hereby consents to the assignment of this Lease or the subletting of the Premises to a wholly owned subsidiary of Tenant.

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9. UTILITIES Tenant shall be responsible for paying heat, electric and air conditioning in connection with the Premises. Landlord shall not be liable to Tenant for any damages should the furnishing of any utility service be interrupted, curtailed or terminated for any cause whatsoever, except for an act or omission of the Landlord. Any interruption, curtailment or cessation of utility service substantially impacts the customary business operations of the Tenant. For purposes of this Agreement, the phrase "substantially impacts" shall mean that interruption, curtailment or cessation of utility service which equals or exceed a consecutive twenty-four (24) hour time period.

10. ALTERATIONS and IMPROVEMENTS

      A. Tenant shall not make any alterations, improvements or additions to the Premises during the Initial Term or extension hereof without first obtaining the written consent of Landlord. All alterations, improvements and additions made by Tenant shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord unless Landlord shall give written notice to Tenant to remove the same, in which event Tenant shall remove such alterations, improvements and additions as Landlord requests and restore the premises to the same good order and condition in which it was at the commencement of this Lease. Should Tenant fail so to do, Landlord may do so, collecting, at Landlord's option, the cost and expense thereof from Tenant as Additional Rent. Tenant shall remove all machinery and equipment from Premises upon vacating the Premises or upon termination or expiration of the Lease.

      B. Landlord may also require, at its option and as a condition precedent to giving any approval; (i) assurance (which may include mechanics lien waivers and/or completion bonds) satisfactory to Landlord to assure completion of Tenant's work in accordance with the plans and specifications, free of liens and encumbrances, and (ii) evidence that each contractor has adequate workmen's compensation insurance and general liability insurance with limits of at least $500,000 for injury to any one person, $1,000,000 for injuries in any one occurrence and property damage of 1,000,000; together with an insurance certificate to the effect that such insurance may not be canceled or substantially modified without at least ten (10) days prior written notice to Landlord.

      C. Tenant shall pay, when due, all sums of money that may become due for any labor, materials or equipment contracted for, supplied to or installed in the Premises by or on behalf of Tenant and shall take appropriate prior action to assure that no mechanics or materialman's lien will be filed against the Premises or Landlord's interest therein. In the event any such lien is filed, Tenant shall cause such lien to be fully discharged and released promptly upon receiving notice thereof and shall indemnify and save Landlord harmless from any cost, loss or expense, including attorney's fees, resulting from the filing of such lien or incurred by Landlord in discharging the same should Tenant fail to do so promptly. Should Tenant fail to release promptly any such lien of record, Landlord may remove such lien by paying the full amount thereof or by bonding or in any other manner Landlord deems appropriate, without investigating the validity thereof and irrespective of the fact that Tenant may contest the propriety or amount thereof and Tenant, upon demand, shall pay Landlord the amount so paid by Landlord together with reasonable expenses and attorneys fees incurred in connection therewith.

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11. INSTALLATION and REMOVAL of TRADE FIXTURES and IMPROVEMENTS

      A. All trade fixtures installed by Tenant in the Premises shall remain the property of Tenant and shall be removed at the expiration or earlier termination of this Lease provided Tenant shall not at such time be in default under any covenant or agreement contained in this Lease and provided, further, that in the event of such removal Tenant shall promptly restore the Premises to its original order and condition. Any trade fixtures not removed at or prior to such termination shall be and become the property of Landlord. All improvements and fixtures in the Premises other than trade fixtures including but not limited to heating and ventilating equipment, air-conditioning equipment, store front, ceiling, wall treatment, floor covering, plumbing, lighting and electrical systems and fixtures, whether or not installed by Tenant, shall not be removable by Tenant and shall become the property of Landlord without any compensation therefore to Tenant.

      B. Without the prior consent in writing of Landlord, Tenant shall not enter into, permit, execute or deliver any security interest, vendor's lien, lessor's interest, or security or financing agreement in any improvements, trade fixtures or other property placed upon the Premises at any time, and in the event Tenant does so, such action shall be considered a breach of this Lease.

12. LANDLORD'S RIGHTS Tenant covenants and agrees that Landlord shall have the right to do the following things and matters in and about the Premises:

      A. At all reasonable times, by itself or its duly authorized agents, employees and contractors, to go upon and inspect the Premises to enforce or carry out the provisions of this Lease, to make repairs, alterations and additions to the Premises or the buildings or improvements thereon, to perform any defaulted obligation of Tenant, or for any other purpose; Landlord agrees to provide notice to Tenant before entering upon and/or inspecting the Premises, except in case of emergency to prevent or minimize injury or damage to the Premises. It is understood that Capital Grille, by providing proper notice to Tenant, will have the same accessibility as it relates to mechanicals or equipment maintained by Capital Grille on the mezzanine level or the roof of the mezzanine level.

      B. In the event Tenant fails to pay those insurance premiums, which it is obligated to pay under this Lease, Landlord may pay any such charges and Landlord as Additional Rent may recover the cost of any such item together with interest at the current prime rate per annum. For purposes of this Agreement, "Prime Lending Rate" shall be defined as that prime rate of interest charged at the time by Summit Bank in Philadelphia, Pennsylvania.

      C. Except for a willful act and/or gross negligence, Landlord shall not be liable for any inconvenience, disturbance, loss of business or other annoyance arising from the exercise of any or all of the rights of Landlord set forth in this Lease.

13. MAINTENANCE and REPAIRS Tenant shall not cause or permit any waste, damage or injury to the Premises, its structures or improvements. Tenant, at its sole expense, shall keep the Premises as now or hereafter constituted with all improvements made thereto, free from defect, dirt, snow or ice, and further maintain in good and operating condition sewer lines, pipes, fixtures, heating/air conditioning and mechanical and electrical systems serving the Premises, and all other appliances and their appurtenances and shall make all repairs, replacements and renewals thereto, whether ordinary or extraordinary, seen or unforeseen (excluding all structural repairs not caused by Tenant) which are necessary. All repairs, replacements and renewals shall be at least

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equal in quality of materials and workmanship to that originally existing in the
Premises. Such repairs and replacements, interior and exterior, ordinary as well as extraordinary and structural as well as nonstructural shall be made promptly as and where necessary and in conformity with all applicable statutes, rules and regulations of any governmental agency or authority. Landlord shall in no event be required to make any repair, alteration or improvement to the Premises.
Tenant shall indemnify Landlord against all costs, expenses, liabilities, losses, damages, suits, fines, penalties, claims and demands, including reasonable counsel fees, because of Tenant's failure to comply with the foregoing, and Tenant shall not call upon Landlord for any disbursement or outlay whatsoever in connection therewith, and expressly releases and discharges Landlord for and from any liability therefore.

14. REPRESENTATIONS of LANDLORD Landlord represents and warrants that it is not aware of any prohibition or restriction burdening the Premises, which would prohibit the use thereof for the purposes recited in Section 4 above. Tenant further agrees to use the Premises only in a manner permitted under all applicable zoning ordinances or regulations now or hereafter in effect. Landlord shall pull a building permit to make improvements for Tenant. To the best of its knowledge, Landlord is not aware of any code violations on the Premises.

15. AGREEMENTS FOR ALTERATIONS, REPAIRS, ETC. and WAIVER OF CUSTOM

      A. No agreement entered into or that may be subsequently entered into by Landlord with Tenant, relative to any alterations, additions, improvements or repairs, nor the failure of Landlord to make such alterations, additions, improvements or repairs as required by any such agreement, nor the making by Landlord or its agents or contractors of such alterations, additions, improvements or repairs shall in any way affect the payment of Minimum Rent, Additional Rent or any other sums otherwise due Landlord by Tenant under this Lease.

      B. It is hereby covenanted and agreed, any law, usage or custom to the contrary notwithstanding, that Landlord shall have the right at all times to enforce the covenants and provisions of this Lease in strict accordance with the terms hereof. Notwithstanding any conduct or custom on the part of Landlord in refraining from taking any act at any time or times to enforce its rights under this Lease shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same.

      C. This Lease is granted upon the express condition that Tenant and its invitees, employees, contractors and servants, not conduct themselves in a manner which violates any law, statue, rule or regulation of any governmental body having jurisdiction over the business of Tenant or the Premises, and that if at any time during the Initial Term or any extension thereof breach of its covenants and obligations under this Lease, and Landlord will be entitled to all of the rights and remedies granted and reserved herein for Tenant's breach.

16. EVENTS of DEFAULT - REMEDIES

      A. Any one or more of the following events shall be Events of Default under this Lease:

            (i) Tenant fails to pay any Minimum Rent, Additional Rent or other sums payable hereunder within ten (10) days of its due date more than twice in any given twelve (12) month period (i.e. if the Tenant pays after the 10th of the month three (3) times during a twelve (12) month period of time, shall be considered an event of default).

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            (ii) Except for failure to pay those sums required in Section
16(A)(i) above, Tenant fails to perform or comply with any of the other terms, covenants, agreements or conditions hereof and such failure continues for more than twenty (20) days after written notice thereof from Landlord; provided, if the default cannot be cured within twenty (20) days, Tenant shall not be considered in default if Tenant shall, within such period, have commenced with due diligence and dispatch to cure such default, and shall thereafter complete with due diligence the curing of such default; or

            (iii) Intentionally left blank.

            (iv) The filing of a petition by or against Tenant for adjudication as a bankruptcy or insolvent, for its reorganization, or for the appointment of a receiver or trustee of Tenant's property; an assignment by Tenant for the benefit of its creditors; or the taking of possession of the property of Tenant by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Tenant;

                  The notice and/or grace period provisions in Subparagraphs (i) and (ii) above shall have no application to the defaults referred to in Subparagraph (iii) and (iv) above.

      B. Upon any Event of Default (regardless of the pendency of any proceeding which has or might have the effect of preventing Tenant from complying with the terms of this Lease), Landlord may exercise any one or more of the following remedies:

            (i) Termination of Lease - Landlord may terminate this Lease without any right of Tenant to reinstate its rights by payment of Minimum or Additional Rent or other sums due Landlord by Tenant other performance of the terms and conditions hereof. Upon such termination Tenant shall immediately surrender possession of the Premises to Landlord under terms of this Lease.

            (ii) Reletting - Without terminating this Lease, Landlord may re-enter and repossess the Premises, or any part thereof, and lease the same to any other person or entity upon such terms as Landlord shall deem reasonable, for a term within or beyond the Initial Term or any extension of this Lease; provided, that any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for; (1) the aggregate of all Minimum Rent, Additional Rent and other sums which would be payable under this Lease by Tenant to Landlord in the absence of such expiration, termination or repossession, less (2) the aggregate of any and all net proceeds, of any reletting effected for the account of Tenant after deducting from such proceeds all of Landlord's expenses in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees and expenses, employee's expenses, reasonable alteration costs and expenses for and in preparation of such reletting.

                  Without Landlord's waiver of any of its rights hereunder, should the Premises be sublet or leased by Tenant to others, Tenant may collect rents due from any subtenant or other tenant. If Tenant elects to collect said rents, Landlord may request from Tenant information including but not limited to copies of cancelled checks from subtenant or tenant. Regardless, Tenant's obligation to Landlord hereunder shall remain in full force and effect.

            (iii) Acceleration of Rent - Landlord may declare the Minimum and Additional Rent for the balance of the then current Term and any other sums designated herein as rent immediately due and payable as though such rent and such other sums were payable in advance on the date the Event of Default occurred.

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      C. Except as otherwise provided herein, no termination of this Lease pursuant to Subparagraph B (i) above or by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Subparagraph B above shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such termination or repossession, and Landlord may, at its option, recovery and collect rent and any other charges due Landlord by Tenant hereunder at any time when such payments accrue.

      D. With respect to any portion of the Premises which is vacant or physically occupied by Tenant, Landlord may remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, without service of notice or resort to legal process (all of which Tenant expressly waives) and a lien upon any and all Tenant's property for the payment of all sums agreed to be paid by Tenant hereunder, which lien is to be in addition to any Landlord's lien now or hereafter provided by law, except Tenant's client's documents and property.

      E.    Intentionally left blank.

      F. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or under law, and each right or remedy shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity.

      G. In the event Tenant defaults in the payment of Minimum and Additional Rent and other sums due Landlord by Tenant hereunder then Landlord shall be entitled to interest at the rate of six percent (6%) per annum from the date of default, until paid.

      H. If Tenant shall default in the performance of any obligation or responsibility under this Lease, Landlord may perform the same for the account and at the expense of Tenant, after first giving notice to Tenant of its intention to do so. If Landlord at any time is compelled to pay, or elects to pay, any sum of money, or to do any act which will require the payment of any sum of money by reason of the failure of Tenant to comply with any provision(s) hereof, or if Landlord is compelled to incur any expense, including counsel fees, in instituting, prosecuting, defending or reasonably settling any action or proceeding instituted by reason of any default of Tenant, hereunder, the amount of such payments, expenses, or settlement shall be paid by Tenant to Landlord as Additional Rent payable in accordance with those procedures and within that time required in Section 4(D) above.

17. CONDEMNATION In the event that the Premises or any part thereof is taken or condemned for a public or quasi-public use, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemner, and rent shall abate in proportion to the square feet of leased space taken or condemned or shall cease if the entire Premises be so taken. If, by virtue of such taking or condemnation, the Premises becomes unsuitable for conducting substantially the volume and type of business contemplated hereunder, Tenant shall have the right to terminate this Lease upon the final taking of possession by the condemning authority; provided, however, Tenant shall give Landlord written notice of Tenant's intention to terminate at least sixty (60) days prior to the termination date but in any event within sufficient time to enable Landlord to present to or assert before the condemning authority its claim for compensation or for damages resulting from such termination. If Tenant and Landlord disagree over whether such taking has rendered the Premises unsuitable for conducting substantially the volume and type of business contemplated hereunder, then such dispute shall be submitted to a panel of three (3) arbitrators. Each party shall have the right to choose one (1) arbitrator who shall then choose a third

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arbitrator. The decision of the arbitrators shall be final and conclusive upon the parties. Failure of either party to name an arbitrator within 10 days of a written request of a party shall permit the requesting party to name an arbitrator for the non-performing party and such appointment shall be binding upon the non-performing party.

      A. All compensation payable because of taking or condemnation shall be payable to and shall be the sole property of Landlord. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term or extension of this Lease.

      B. Although all damages in the event of any condemnation are to belong to Landlord as aforesaid, whether such damages are awarded as full compensation of the leasehold or to the fee of the Premises, Tenant shall have the right, to the extent that same shall not diminish Landlord's award (in determining the amount of Landlord's award the value of Tenant's improvements shall not be considered) to claim and recover from the condemning authority (but not from Landlord) such compensation as will be separately awarded or recoverable by Tenant, in Tenant's own right, including, but not limited to, compensation for disruption to Tenant's business, removing Tenant's furniture, trade fixtures or equipment, and the value of Tenant's improvements.

18. SUBORDINATION, NONDISTURBANCE and QUIET ENJOYMENT

      A. This Lease and all its terms, covenants and provisions are and each of them is subject and subordinate to any and all mortgages and other encumbrances now or hereafter placed upon the Premises at the direction of Landlord.

      B. Landlord hereby represents, warrants, covenants and agrees that as long as Tenant is not in default hereunder (beyond applicable cure provisions and the property on which the Premises is contained is not sold, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term of this Lease, subject, nevertheless, to all of the terms and conditions of this Lease.

19. SUCCESSORS and ASSIGNS. All rights and liabilities herein given to, or imposed upon the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties. The words "his" and "him" whenever stated herein, shall be deemed to refer to the "Landlord" and "Tenant" whether such Landlord or Tenant be singular or plural and irrespective of gender. No rights, however, shall inure to the benefit of any assignees of Tenant unless the assignment to such assignee has been approved by landlord in writing as aforesaid.

20. DAMAGE TO THE PREMISES

      A. If any damage (not caused by Tenant) is caused to the Premises and such damage is less than or equal to fifty percent (50%) of the value of the Premises ("Partial Destruction") such that the Premises can be restored to its condition immediately prior to the occurrence of the fire or other casualty within three
(3) months, this Lease shall continue in full force and effect. Landlord shall restore the Premises with reasonable promptness reserving the right to enter upon the Premises for that purpose, but only to the extent that Landlord actually receives insurance proceeds and then only from such proceeds received.

      B. In the event of a Partial Destruction of the Premises, all insurance proceeds shall be payable to Landlord who may elect to; (i) independently undertake the necessary construction or repairs to restore the Premises, or (ii) advance such amount of the insurance proceeds as required under the circumstances to Tenant for use in restoration of the Premises. Any insurance proceeds in excess of the sum necessary to accomplish such construction and/or restoration shall be the property of Landlord.

      C. In the event Landlord undertakes repairs of the Premises and/or the improvements of which the Premises are a part, Landlord reserves the right to enter upon the Premises whenever necessary to construct or make those repairs to restore the Premises, even though the effect of such entry renders the Premises or a part thereof untenable.

      D. Landlord shall not be liable for any consequential damages, lost profits, loss of business or other injury to Tenant and/or its Business by reason of any inconvenience, disturbance of annoyance arising from the repair of the Premises, or interruption in the use of the Premises or the termination of this Lease by reason of the destruction of the Premises.

      E. In the event of a Partial Destruction, this Lease shall continue in full force and effect provided, however, that rent should be apportioned and suspended for that part of the Premises untenable during the time necessary to complete the repairs, unless the damage shall have been caused by Tenant or its servants, agents or employees. If the space is not tenable after 3 days as a result of an act cause by someone or something other that the Tenant or its servants, agents or employees, rent shall begin to begin to abate until such time as the space is tenable. If the space is not tenable after 3 months, Tenant shall have the right to cancel the Lease.

21. Intentionally left blank.

22. SECURITY DEPOSIT. As security for the faithful performance by Tenant of all the terms and conditions upon Tenant's part to be performed under this Lease, Tenant has deposited with landlord $21,212 as security. The security deposit shall be returned to Tenant, without interest, following expiration of the Lease Term herein (notwithstanding the Lease may be sooner terminated), provided that Tenant has fully and faithfully carried out all of the terms, covenants and conditions on its part to be performed. Upon the termination of this Lease or the occurrence of an Event of Default by Tenant, Landlord may, but shall not be obligated to apply all or any part of such security for the payment of any obligations of Tenant hereunder as may be necessary to compensate Landlord for all loss or damage suffered by Landlord, due to any breach on part of Tenant. The security deposited under this Lease shall not be mortgaged, assigned or encumbered by Tenant in any way without prior written consent of Landlord being first obtained.

23. TENANT'S SIGNS AND GRATES Except as otherwise approved by Landlord, no sign, place card or advertisement, or exterior or interior window sign, place card, advertisement or grate shall be painted, erected, or displayed and no awnings shall be erected with the intent of being seen from the outside of the Leased premises, without Landlord's prior consent. Tenant shall repair and restore any damage caused to the outside of the Building in connection with the above. Landlord hereby approves signage of A) one 1' X 2' sign on the lobby wall by the stair tower and two 1' X 2' or smaller signs on the door (s) on the mezzanine landing area, and B) in the windows on Broad and Chestnut Streets, so long as all sign's in A and B are permitted by regulation and code.

24. MISCELLANEOUS TERMS

      A. Severability. If any provision of this Lease shall be held invalid, illegal or unenforceable, all other provisions of this Lease shall remain and continue in full force and effect and shall not be effected thereby.

      B. Notice. All notices, requisitions, demands and other communications under this Agreement shall be:

            If to Landlord: Robert Weinstein
                            c/o Philadelphia Management
                            1228 Spruce Street
                            Philadelphia, PA 19107

            If to Tenant: Jack Sabanosh
                          On-Site Sourcing, Inc
                          111 N. l9th Street
                          Suite 600
                          Arlington, Virginia 22209

      C. Recording. Tenant shall not have the right to record this Lease or to record a Memorandum of this Lease. Any attempt to so record shall be incurable breach of this Lease by Tenant.

      D. Captions. The captions and paragraph headings in this Agreement are included for convenience of reference and shall not affect nor are considered in the interpretation or construction of any provision of this Agreement.

      E. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter herein and supersedes all other prior and contemporaneous agreements, understandings, representations and warranties whether oral or written. This Agreement may not be amended, modified or altered or any of its provisions waived except in writing and signed by the authorized officer of the party against whom enforcement is sought. This Agreement shall be construed without reference to custom or usage of trade, except where provided herein.

      F. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and taken together shall constitute one and the same agreement.

      G. Governing Law and Integration. This lease shall be governed and construed according to the laws of the Commonwealth of Pennsylvania.

25. MUTUAL COVENNANTS

      A. Landlord to do the necessary demolition and perform tenant improvements shown on Exhibit "A", and listed in this addendum. Landlord acknowledges that 30 tons of air conditioning (to be controlled by Tenant) will be provided to the Premises and will be available 24 hours a day, 365 days per year. The same sytem providing air conditioning will also provided heat (to be controlled by Tenant) to the Premises and will be available 24 hours a day, 365 days per year.

      B. The Building, freight elevator and mezzanine passenger elevator in lobby will be in operation 24 hours per day, 7 days per week, 365 days per year. The freight and mezzanine passenger elevator will be delivered in operational and good working order.

      C. Landlord and Tenant recognize CB Richard Ellis, Wilson Hull Neal and Philadelphia Management as the sole brokers in this transaction. Landlord and Tenant agree to mutually indemnify one another from claims of other brokers.

      D. Landlord will have Premises meet ADA requirements (as of the date of the Lease).

      E. Landlord will clean Tenant's bathrooms, vacuum offices and empty normal size trashcans once per day five times per week. It is understood that the Landlord will not be responsible for emptying trash in excess of size or quantity for a normal office user.

      F. Landlord to paint the Premises with color to be chosen by Tenant.

      G. Landlord shall carpet Premises using materials noted on JK Roller plan A1 dated 9/21/00, and install 1/8" thick vinyl base throughout the Premises.

      H. Landlord shall add additional light fixture, paint and/or replace missing hardware in vestibule of stairwell leading to lobby (stairwell shown on left of Plan).

      I. Landlord shall be responsible for all costs for architectural services, fees and permits related to providing the Tenant Improvements. All costs resulting from any changes made to the Plans by the Tenant after 9/27/00 shall be the responsibility of the Tenant.

      J. Column shown on JK Roller Plan A1 dated 9/21/00 below storage room in the corridor shall be enclosed ("boxed in") with drywall and finished in the same manner as the corridor.

      K. In the event doorway next to the Elevator Lobby that leads to the corridor (shown as #113 on Exhibit A Plan) is to be closed in the future, as a matter outside of the Landlord's control, the Tenant agrees that Landlord, at its sole cost and expense, shall construct a code compliant corridor that provides legal access and egress to the premises. The corridor shall start at eastern wall of the Break Room (#101 on Exhibit A
      Plan), run south along the eastern side of the bathrooms (#102 and #103 on Exhibit A Plan) and wrap around the southern side of Bathroom (#103 on Exhibit A Plan) and connecting back to the main corridor. The would entail the demolition and removal of the Supply Room (#104 on Exhibit A) to allow for the construction of the corridor.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year first above written.

LANDLORD:                                    TENANT:


BY: _______________________________          BY: _______________________________
    L.A. Avenue of the Arts                      On-Site Sourcing, Inc.

                                 LEASE AGREEMENT

THIS AGREEMENT OF LEASE made this 25th day of September, 2000 by and between L.A. Avenue of the Arts ("Landlord"), and On-Site Sourcing Inc. ("Tenant").

                               W I T N E S S E T H

Landlord and Tenant, in consideration of the mutual covenants herein contained, and other goods and valuable consideration, receipt of which is hereby acknowledged, agree as follows:

1. PREMISES Landlord hereby demises and leases to Tenant on the terms and conditions hereinafter set forth, and Tenant hereby leases from Landlord in its present "as is" condition, all that certain 10,606 square feet (more of less) of mezzanine space located at 1346 Chestnut Street, Philadelphia, Pennsylvania and any and all improvements and fixtures therein contained (hereinafter collectively referred to as "Premises"). Tenant and its invitees shall also have the right to use and enjoy all roadways, walkways, parking areas, accesses, all facilities contained therein and common areas, adjoining, appurtenant to or serving the Premises.

2. TERM

            A. Initial Term. This Lease ("Initial Term") shall commence upon the earlier of 11/1/00 or substantial completion ("Lease Commencement Date") for a term of 10 years, unless sooner terminated by an Event of Default or Early Termination as described hereinafter. Tenant will be entitled to one day free rent for each day the Premises is delivered to Tenant after 11/8/00.

3. RENT

      A. Minimum Annual Rent. Commencing with the Rental Commencement Date and continuing for the balance of the term hereof, Tenant shall pay to Landlord on the first day of each month Minimum Rent of:

            (i)   Years 1-2  @ $12.50/SF, or $11,048/mo.
            (ii)  Years 3-4  @ $13.50/SF, or $11,932/mo.
            (iii) Years 5-8  @ $13.75/SF, or $12,153/mo.
            (iv)  Years 9-10 @ $14.00/SF, or $12,374/mo.

            (v) The Landlord hereby acknowledges, except as described later in this document, responsibility for payment of all real estate taxes and building insurance associated with the occupation of the Premises by the Tenant. The Tenant hereby acknowledges responsibility for payment of Use & Occupancy Tax, electric, heat and air conditioning serving the Premises.

      B. Additional Rent. In addition to the Minimum Rent described herein, all sums which may become due by reason of the failure of Tenant to comply with any of the terms, covenants and conditions of this Lease to be kept and observed by Tenant, and any and all damages, costs and expenses (including, without limitation thereto, reasonable attorney's fees) which Landlord may suffer or incur by reason of any default of Tenant and any damages to the Premises caused by any act or omission by Tenant shall be considered Additional Rent hereunder.

                                    EXHIBIT B
                             EQUIPMENT AND MACHINERY

                     --------------------------------------
                      make        model       #       volts
                     --------------------------------------

                     XEROX        1090       15        220
                     XEROX        5390        1        220
                     XEROX       DOCTECH      1        220
                     XEROX        3060        1        110
                     XEROX        3030        1        110
                     CANON        6060        6        110
                     CANON        4050        1        110
                     CANON        1000        1        110
                       HP         1055        1        110
                      SEAL                    1        110
                      GBC                     2        110
                      VELO                    2        110
                     --------------------------------------